                                                                EXHIBIT 99.11(a)


                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Goldman Sachs Trust:

As independent public accountants, we hereby consent to the incorporation by reference in is registration statement of our reports dated March 15,1997 for the Goldman Sachs Trust - Equity Portfolios (which includes Goldman Sachs Balanced Fund, Goldman Sachs CORE U.S. Equity Fund (formerly Goldman Sachs Select Equity Fund), Goldman Sachs Growth and Income Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Mid Cap Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs Small Cap Equity Fund and Goldman Sachs Asia Growth
Fund) and to all references to our firm included in or made a part of Post-Effective Amendment No. 39 and Amendment No. 41 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.


                                       ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 30, 1997